Exhibit 99.7

Qinhui Technology International Co., Ltd.
11 Mt. Henglang Road
Wuhu, Anhui Province
People’s Republic of China

March 17, 2025

Via EDGAR

Erin Donahue
Division of Corporation Finance

Office of Manufacturing

U.S. Securities and Exchange Commission
100 F Street N.E.
Washington, DC 20549

Re:	Qinhui Technology International Co., Ltd.
Amendment No. 3 to Form F-1 Registration Statement
File No. 333-284842 Revised Request for Waiver and Representation under Item 8.A.4 of Form 20-F

Ladies and Gentlemen:

The undersigned, Qinhui Technology International Co., Ltd., a foreign private issuer organized under the laws of the Cayman Islands (the “Company”), is submitting this letter to the U.S. Securities and Exchange Commission (the “Commission”) in connection with the Company’s Registration Statement on Form F-1, as amended, initially filed on March 11, 2025 (the “Registration Statement”) relating to a proposed initial public offering and listing of the Company’s ordinary shares in the United States.

The Company has included in the Registration Statement its audited consolidated financial statements, prepared in accordance with accounting principles generally accepted in the United States, as of December 31, 2023 and 2022, for each of the two fiscal years ended December 31, 2023 and 2022, and unaudited interim consolidated financial statements as of June 30, 2024, and for each of the six-month periods ended June 30, 2024 and 2023.

The Company respectfully requests that the Commission waive the requirement of Item 8.A.4 of Form 20-F, which states that in the case of a company’s initial public offering, the registration statement on Form F-1 must contain audited financial statements of a date not older than 12 months from the date of the offering (the “12-Month Requirement”). See also Division of Corporation Finance, Financial Reporting Manual, Section 6220.3.

The Company is submitting this waiver request pursuant to Instruction 2 to Item 8.A.4 of Form 20-F, which provides that the Commission will waive the 12-Month Requirement “in cases where the company is able to represent adequately to us that it is not required to comply with this requirement in any other jurisdiction outside the United States, and that complying with this requirement is impracticable or involves undue hardship.” See also the 2004 release entitled International Reporting and Disclosure Issues in the Division of Corporation Finance (available on the Commission’s website at http://www.sec.gov/divisions/corpfin/internatl/cfirdissues1104.htm) by the staff of the Division of Corporation Finance of the Commission at Section III.B.c, in which the staff notes that:

“the instruction indicates that the staff will waive the 12-month requirement where it is not applicable in the registrant’s other filing jurisdictions and is impracticable or involves undue hardship. As a result, we expect that the vast majority of IPOs will be subject only to the 15-month rule. The only times that we anticipate audited financial statements will be filed under the 12-month rule are when the registrant must comply with the rule in another jurisdiction, or when those audited financial statements are otherwise readily available.”

In connection with this waiver request, the Company represents to the Commission that:

1.	The Company is not required to comply with the 12-month audit requirement in any other jurisdiction outside the United States to prepare consolidated financial statements audited under the generally accepted accounting standards;

2.	Full compliance with Item 8.A.4 of Form 20-F at present is impracticable and involves undue hardship for the Company;

3.	The Company does not anticipate that its audited financial statements for the fiscal year ended December 31, 2024 will be available until April 2025; and

4.	In no event will the Company seek effectiveness of the Registration Statement if its audited financial statements are older than 15 months at the time.

The Company will file this letter as an exhibit to the Registration Statement pursuant to Instruction 2 to Item 8.A.4 of Form 20-F.

Sincerely,

/s/ Xin Zhang
Xin Zhang, Chief Executive Officer